STOCK PURCHASE AGREEMENT
Dated January 8, 2008
by and between
FORTRESS FINANCIAL GROUP, INC.
and
those shareholders of
MONEYWORX, INC.
Listed on Schedule A hereto

THIS STOCK PURCHASE AGREEMENT (“Agreement”) dated January 8, 2008, is made and entered into by and between Fortress Financial Group, Inc., a Wyoming corporation, with its principal office located at 1903 60th Place E, Suite M2240 Bradenton, Florida 34203 (“Purchaser”) and those shareholders listed on Schedule A annexed hereto (“Sellers”).

WHEREAS, Sellers are the shareholders of all of the outstanding shares of Moneyworx, Inc. (“Moneyworx”).

WHEREAS, Sellers desire to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Sellers, all the issued and outstanding shares of Moneyworx (“Shares”) on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE OF SHARES AND CLOSING DATE

1.01 Shares. Subject to the terms and conditions hereinafter set forth, Purchaser hereby agrees to purchase the Shares from Sellers for the Purchase Price (as defined below) and Sellers agree to sell the Shares to Purchaser for the Purchase Price.

1.02 Purchase Price. The purchase price for the Shares shall be five hundred (500) shares of Fortress Financial Group, Inc.’s restricted common stock for every one (1) share of Moneyworx, Inc. common stock to be delivered at the Closing (as that term is defined in paragraph 1.04).

1.03 Liabilities. At the Closing, Purchaser will have no liabilities of any kind or nature other than the obligations listed as part of on Schedule C (“Liabilities”). To the extent that any other liabilities or obligations of any kind or nature are not covered by Schedule C, exist at Closing or arise after the Closing related only to activities of Purchaser prior to Closing, Purchaser shall indemnify, defend and hold harmless Moneyworx and Sellers from any such liabilities and obligations, including, without limitation, those items listed on Schedule C  (“Retained Liabilities”) and any other liabilities the parties mutually agree in writing to be a Retained Liability.

1.04 Closing. The closing of the transaction contemplated herein (“Closing”) shall take place on January 8, 2008 in Bradenton, Florida, or at such other place as Purchaser and Sellers mutually agree at the Closing. At Closing, the following shall be delivered (the “Closing Documents”):
(a)Purchaser shall deliver to Sellers:

(i) The payment pursuant to Section 1.02 of this Agreement.

(ii) A secretary’s certificate (or equivalent) certifying the resolutions of the board of directors of Purchaser which, among other things: (a) approve the execution and delivery of this Agreement and the carrying out of the transactions contemplated hereby; and (b) approve the purchase of the Shares.

(iii)An opinion of its counsel in the form attached hereto as Schedule
D.

(b)Sellers shall deliver to Purchaser:

(i) Stock Certificate(s) representing all the issued and outstanding shares of capital stock of Moneyworx together with stock powers thereafter duly endorsed in favor of Purchaser.

(ii) A good standing for Moneyworx as of the Closing.

E.

1.05 Further Assurances; Post-Closing Cooperation.

(a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at Purchaser's request and without further consideration, Sellers shall execute and deliver to Purchaser within ten (10) days following such request, as the case may be, such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, the Shares and, to the full extent permitted by law, to put Purchaser in actual possession and operating control of Sellers’ business and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Sellers to fulfill their obligations under this Agreement.

(b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to its business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any governmental or regulatory authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement, or (v) in connection with any actual or threatened action or proceeding. Further each party agrees for a period extending six (6) years after the Closing not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

(c) If, in order properly to prepare its tax returns, other documents or reports required to be filed with governmental or regulatory authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to its business not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Each party to this Agreement agrees to keep such information confidential.

(i) The shareholders of Moneyworx shall provide audited financial statements required for Purchaser’s filing of the Form 8-K with the SEC in the required time period. Notwithstanding same, the shareholders of Moneyworx shall use its best efforts to provide such audited financial statements within 3 days of the date of the closing herein.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers, hereby jointly and severally, represent and warrant to Purchaser as follows:

2.01 Corporate Existence. Moneyworx is a company validly existing and in good standing under the laws of Wyoming, and has full corporate power and authority to conduct its business and to the extent now conducted.

2.02 Ownership. Sellers own and are conveying to Purchaser all of their rights, title and interests to the Shares, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Shares shall vest in Purchaser free of all liens and other charges. Sellers represent that they own all of the issued and outstanding shares in the Company.

2.03 No Conflicts. The execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transaction contemplated hereby, including, without limitation, the sale of the Shares to Purchaser, shall not conflict with or result in the breach of any term or provision of, or violate or constitute a default under any other agreement to which Moneyworx is a party, or result in the creation of any lien on any of the Shares or Purchaser. This Agreement has been duly and validly executed and delivered by Sellers and constitutes, and upon the execution and delivery by Sellers of the Closing Documents to which it is a party, such Closing Documents will constitute, legal, valid and binding obligations of Sellers enforceable against Sellers in accordance with their terms.

2.04 Accuracy and Completeness of Due Diligence Documents. The documents provided to Purchaser in response to Purchaser’s due diligence requests, completely and accurately portray the status of business of Moneyworx as of the Closing and do not include a material misstatement or omission of a material fact which would reasonably likely to have a material adverse effect on Moneworx or their business. Further, the information included in such responses shall be incorporated herein as an affirmative representation and warranty on the part of Sellers.

2.05 Continuity of Business. Sellers reasonably expect that the business represented by the agreements found in Schedule F will continue after the date hereof. Sellers have no knowledge that any customer included in that Schedule intend to terminate or reduce the amount of business they presently do with Sellers, and Sellers have no knowledge of any state of facts which would lead it to believe that any of such customers will terminate their relationship with Sellers or significantly reduce the amount of business they presently do with Sellers.

2.06 Claims, Litigation, Disclosure. Except as set forth in Schedule G there is no claim, litigation, tax audit, proceeding or investigation pending or threatened against Sellers or Moneyworx, with respect to their business, nor is there a basis for any such claim, litigation, audit, proceeding or investigation.

2.07 Taxes. Except as specifically set forth on Schedule H (the “Tax Liabilities”), Moneyworx has correctly prepared and timely filed all Federal, state and local tax returns, estimates and reports, and paid all such taxes as and when due. For purposes of this paragraph, taxes shall mean all taxes, charges, fees, levies or other assessments of any kind whatsoever (including, without limitation, income, franchise, sales, use and withholding taxes). On or before the Closing Date, Sellers shall pay off and satisfy any of the Tax Liabilities which are then due and payable and provide Purchaser with evidence thereof in form satisfactory to Purchaser and its counsel and have granted a reserve adequate to pay any tax liabilities with respect to the operations of the Moneyworx’s business prior to the Closing.

ARTICLE III
REPRESENTATIONS ,WARRANTIES AND COVENANTS OF PURCHASER

Purchaser hereby represents and warrants to Sellers as follows:

3.01 Corporate Existence. Purchaser is a corporation validly existing and in good standing under the laws of the State of Wyoming, and has full corporate power and authority to conduct its business and to the extent now conducted.

3.02 Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder and under the Closing Documents, are duly and validly authorized by Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Closing Documents to which it is a party, such Closing Documents will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

3.03 No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the execution and delivery by Purchaser of the Closing Documents to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Closing Documents and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a violation or breach of any of the terms, conditions or provisions of any agreement Purchaser is a party to.

3.04 Claims, Litigation, Disclosure. There is no claim, litigation, tax audit, proceeding or investigation pending or threatened against Purchaser, with respect to its business which would have a material effect on its ability to satisfactorily perform its duties under this Agreement, nor is there a basis for any such claim, litigation, audit, proceeding or investigation.

3.05 Taxes. The Purchaser has correctly prepared and timely filed all Federal, state and local tax returns, estimates and reports, and paid all such taxes as and when due. For purposes of this paragraph, taxes shall mean all taxes, charges, fees, levies or other assessments of any kind whatsoever (including, without limitation, income, franchise, sales, use and withholding taxes).

3.06 Actual and Contingent Liabilities. The Purchaser’s actual and contingent liabilities, listed in Schedule C attached hereto, shall not be in excess of thirty thousand dollars ($30,000) at the time of closing. Notwithstanding the liabilities listed in Schedule C the Purchaser’s liabilities shall include all liabilities prior to closing.

3.07 Accuracy and Completeness of Due Diligence Documents. The documents provided to Sellers in response to Seller’s due diligence requests, completely and accurately portray the status of business of Purchaser as of the Closing and do not include a material misstatement or omission of a material fact which would reasonably be likely to have a material adverse effect on Purchaser or their business. Further, the information included in such responses shall be incorporated herein as an affirmative representation and warranty on the part of Purchaser.

3.08 Continuity of Business. Purchaser reasonably expect that the business represented by the agreements found in Schedule L will continue after the date hereof. Purchaser has no knowledge that any customer included in that Schedule intend to terminate or reduce the amount of business they presently do with Purchaser, and Purchaser has no knowledge of any state of facts which would lead it to believe that any of such customers will terminate their relationship with Purchaser or significantly reduce the amount of business they presently do with Purchaser.

3.09 Claims, Litigation, Disclosure. Except as set forth in Schedule M there is no claim, litigation, tax audit, proceeding or investigation pending or threatened against Purchaser, with respect to its business, nor is there a basis for any such claim, litigation, audit, proceeding or investigation.

3.10 Taxes. Except as specifically set forth on Schedule N (the “Tax Liabilities of Purchaser”), Purchaser has correctly prepared and timely filed all Federal, state and local tax returns, estimates and reports, and paid all such taxes as and when due. For purposes of this paragraph, taxes shall mean all taxes, charges, fees, levies or other assessments of any kind whatsoever (including, without limitation, income, franchise, sales, use and withholding taxes).

On or before the Closing Date, Purchaser shall pay off and satisfy any of the Tax Liabilities which are then due and payable and provide Sellers with evidence thereof in form satisfactory to Sellers and their counsel and have granted a reserve adequate to pay any tax liabilities with respect to the operations of the Purchaser’s business prior to the Closing.

ARTICLE IV
CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing Date, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

4.01 Representations and Warranties. The representations and warranties made by Sellers in this Agreement, taken as a whole, shall be true and correct, in all respects material to the validity and enforceability of this Agreement and the Closing Documents and to the condition of the business, on and as of the Closing Date as though made on and as of the Closing or, in the case of representations and warranties made as of a specified date earlier than the Closing, on and as of such earlier date.

4.02 Performance. Sellers shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Sellers at or before the Closing.

4.03 Officers' Certificates. Sellers shall have delivered to Purchaser two certificates of Sellers each dated as of the Closing and executed in the name and on behalf of Sellers by the President of each of Sellers, substantially in the form of Schedule I annexed hereto, and a certificate executed by the Secretary or any Assistant Secretary of Sellers, substantially in the form of Schedule J annexed hereto.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF SELLERS

The obligations of Sellers hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers in their sole discretion):

5.01 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement, taken as a whole, shall be true and correct in all material respects on and as of the Closing.

5.02 Performance. Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

5.03 Audited Financial Statements. Purchaser shall provide a copy of the latest Audited Financials and all subsequent accounting records.

5.04 Detailed Schedule of All Corporate Actions. Purchaser shall provide a detailed and dated schedule of all corporate actions taken since the Purchaser’s last filing with the SEC or any other regulatory body, substantially in the form of Schedule K

5.05 Information Required for Submissions. Purchaser shall provide all information required in preparation of detailed, accurate and honest submissions to the Pink Sheets Market and to the SEC.

ARTICLE VI
TERMINATION

6.01 Termination.This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a) at any time before the Closing, by mutual written agreement of Sellers and

Purchaser; or

(b) at any time before the Closing, by Sellers or Purchaser, in the event that any order or law becomes effective restraining, enjoining, or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Closing Documents, upon notification of the non-terminating party by the terminating party.

6.02 Effect of Termination. If this Agreement is validly terminated pursuant to this Section, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Sellers, Purchaser or Sellers (or any of their respective officers, directors, employees, agents or other representatives or Affiliates, as the case may be).

ARTICLE VII
INDEMNIFICATION

7.01 Purchaser’s Indemnification. For a period of one year after the Closing, Fortress Financials agrees to indemnify Moneyworx, the Sellers and each of the officers, agents and directors of Moneyworx (each an “Indemnified Party”) against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (each, a “Claim”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by the Purchaser herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of the Purchaser prior to the Closing; or (B) the operations of the Purchaser prior to the Closing (the “Purchaser’s Indemnification”). During the period of the Purchaser’s Indemnification, if Moneyworx or the Sellers shall become reasonably aware of any Claim covered by this Section 7.01, and while such Claim is unresolved, Moneyworx shall have the right to issue stop transfer instructions to its transfer agent with respect to the Seller’s shares. Specifically, the Indemnified Party shall be indemnified from any claim set forth in Schedule C and Schedule G.

7.02 Indemnification Procedures. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify Fortress Financial in writing, and Fortress Finaical shall have the right to assume the defense thereof with counsel of his own choosing. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnified Party in writing, the Indemnified Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party. The Indemnifying Party will not be liable to any Indemnified Party under this Article VII for any settlement by an Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed; or to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s indemnification pursuant to this Article VII.

ARTICLE VIII
MISCELLANEOUS

8.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to Purchaser, to:                Fortress Financial Group, Inc.
                                                1903 60th Place E, Suite M2240
                                                Bradenton, Florida 34203
Facsimile No.: (954) 678-9135

with a copy to:                      Anslow & Jaclin, LLP
195 Route 9
Suite 204
Manalapan
New Jersey 07726
Facsimile No: 732-577-1188
               If to Sellers, to:                      Moneyworx, Inc.
                c/o Seven Capital Business,
                S.A. Condominio Hoyo
                5, No. 2 Cariari-Belen, Heredia
                Costa Rica 43 -4006

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

8.02 Entire Agreement. This Agreement and the Closing Documents supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

8.03 Expenses. Except as otherwise expressly provided in this Agreement whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Closing Documents and the transactions contemplated hereby and thereby.

8.04 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

8.05 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

8.06 No Assignment; Binding Effect. Purchaser may not assign its obligations under this Agreement without the express written consent of Sellers.

8.07 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

8.08 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

8.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8.11 Dispute Resolution. Any dispute hereunder shall be resolved by arbitration in Boca Raton, Florida under the rules of the American Arbitration Association and the decision of the arbitrator shall be final and binding on the parties hereto. Any and all costs and expenses associated with actions taken pursuant to this Paragraph 7.11 shall be borne by the non-prevailing party.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

Fortress Financial Group, Inc.

By:	/s/
Peter James Bezzano
President

STEPHEN CRAIG LUMB
as Power of Attorney
from the Sellers listed on Schedule A

By:	/s/
STEPHEN CRAIG LUMB
Power Of Attorney

Schedule A

Teldar Ventures, Inc.	4,000,000
M G Exploration, Inc.	4,000,000
Mike Greer Co., Inc.	4,000,000
Greer Packaging, Inc.	4,000,000
Angelvest, Inc.	4,000,000
Stelan Holdings, Inc.	4,000,000
Terafly, Inc.	4,000,000
Kodiak Oil Properties, Inc.	4,000,000
American West Properties, Inc.	4,000,000
Food Hut, Inc	4,000,000
Stylerite Systems Ltd	1,000,000
Stylewise Consultants Ltd	1,000,000
Supersurf Networks Ltd	1,000,000
Surespeed Systems Ltd	9,000,000
Sure safe Finance Ltd	1,000,000
Surfwell Technology Ltd	1,000,000
Quick Works Ltd	1,000,000
Raydell Resource Ltd	1,000,000
Raydex Design Ltd	1,000,000
Planwell Finance Ltd	1,000,000
NE Ltd	1,000,000
Goldframe Finance Ltd	10,000,000
Flexwell Finance Ltd	10,000,000
Commerce Marketing Ltd	1,000,000
TOTAL	80,000,000

Schedule C

Liability Amount

Schedule D

Schedule E

Schedule F

Schedule G

Pending Litigation

Schedule H

Schedule I

Schedule J

Schedule K